UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

MORGAN STANLEY SMITH BARNEY

SPECTRUM TECHNICAL L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-26338	13-3782231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As of June 2015, Mr. Edmond Moriarty was listed as a principal of Ceres Managed Futures LLC, the registrant’s general partner (the “General Partner”). Mr. Moriarty serves on the General Partner’s Investment Committee and is a trading principal responsible for supervising those responsible for making allocation decisions.

Edmond Moriarty, age 54, has been listed as a principal of the General Partner since June 2015. Mr. Moriarty joined Morgan Stanley in February 2010. From February 2010 to February 2013, he served as Chief Operating Officer of Morgan Stanley Investment Management, a financial services firm. In March 2011, he was appointed as Head of Merchant Banking & Real Estate Investing (MB & REI). In this role, Mr. Moriarty is responsible for the firm’s Private Equity, Credit, Infrastructure, and Real Estate Investing businesses. In April 2015, Mr. Moriarty was also given the responsibility for running the firm’s Fund of Funds business, Alternative Investment Partners (AIP), as well as Managed Futures. Since June 2015, Mr. Moriarty has been listed as a principal and director of Morgan Stanley AIP Cayman GP Ltd., a commodity pool operator; a principal of Morgan Stanley Alternative Investment Partners LP, a commodity pool operator; and a principal and director of Morgan Stanley Investment Management. Mr. Moriarty was also listed as a principal of Morgan Stanley Investment Management from October 2010 to March 2013. From April 2009 to January 2010, Mr. Moriarty was on sabbatical. Before joining Morgan Stanley Investment Management, Mr. Moriarty served as Senior Risk Executive at Bank of America, a banking and financial services corporation, from January 2009 to March 2009. Prior to Bank of America, Mr. Moriarty was employed by Merrill Lynch & Co., Inc., a financial services firm, serving as Co-Chief Risk Officer from October 2007 through December 2008 with responsibility for all market and credit risk management, and working closely with Merrill Lynch’s business heads and support executives in managing integrated risk management process across the firm, in addition to maintaining an ongoing dialogue with the firm’s regulators and other external constituencies on all risk-related matters. From September 2005 to October 2007, Mr. Moriarty was head of Global Credit & Commitments with responsibility for managing all credit risk related to Merrill Lynch’s clients and counterparties, the firm’s capital commitments processes, as well as the firm’s corporate lending portfolio. Mr. Moriarty received a B.A. in Economics and Government from Hamilton College in May 1982 and an M.B.A. from the University of Virginia Darden School of Business in May 1987.

Mr. Kevin Klingert is no longer a member of the General Partner’s Investment Committee, although he continues to serve as a Director of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: July 1, 2015